EXHIBIT 21
SUBSIDIARIES OF BNP RESIDENTIAL PROPERTIES, INC.
YEAR ENDED DECEMBER 31, 2002

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                                                                              State of        Business
                            Subsidiary Name                                 Organization         Name
------------------------------------------------------------------------ -------------------- ------------
BNP Residential Properties Limited Partnership                           Delaware             Same

Subsidiaries of BNP Residential Properties Limited Partnership:
BNP Realty, LLC                                                          North Carolina       Same
BNP/Chrysson Phase I, LLC                                                North Carolina       Same
BNP Chason Ridge, LLC                                                    North Carolina       Same
BNP/Paces Commons, LLC                                                   Delaware             Same
BNP Residential Management Services, LLC                                 North Carolina       Same
BNP/Oakbrook, LLC                                                        Delaware             Same
Barrington Place Associates, LLC                                         North Carolina       Same
BNP/Brookford Place Associates, LLC                                      Delaware             Same
BNP/PC Annex, LLC                                                        North Carolina       Same
BNP/Harbour, LLC                                                         North Carolina       Same

Subsidiary of BNP Realty, LLC:
BNP Management, Inc.                                                     North Carolina       Same
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